                                                                       Exhibit 5

                         SIMPSON THACHER & BARTLETT LLP

                              425 LEXINGTON AVENUE
                            NEW YORK, N.Y. 10017-3954
                                 (212) 455-2000
                                 --------------
                            FACSIMILE (212) 455-2502

                                                             November 23, 2005

L-3 Communications Corporation
600 Third Avenue, 34th Floor
New York, NY 10016

Ladies and Gentlemen:

         We have acted as counsel to L-3 Communications Corporation, a Delaware corporation (the "Company"), and to the Delaware subsidiaries of the Company named on Schedule I attached hereto (each, a "Delaware Guarantor" and collectively, the "Delaware Guarantors") and to the non-Delaware subsidiaries of the Company named on Schedule II attached hereto (each, a "Non-Delaware
Guarantor," collectively, the "Non-Delaware Guarantors," and taken together with the Delaware Guarantors, the "Guarantors") in connection with the Registration
Statement on Form S-4 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission")
under the Securities Act of 1933, as amended, relating to the issuance by the
Company of $1,000,000,000 aggregate principal amount of 6 3/8% Series B Senior
Subordinated Notes due 2015 (the "Exchange Notes") and the issuance by the
Guarantors of guarantees (the "Guarantees") with respect to the Exchange Notes.
The Exchange Notes and the Guarantees will be issued under an indenture, dated as of July 29, 2005 (the "Indenture"), among the Company, the Guarantors and The
Bank of New York, as trustee (the "Trustee"). The Exchange Notes will be offered by the Company in exchange for $1,000,000,000 aggregate principal amount of its outstanding 6 3/8% Senior Subordinated Notes due 2015.

         We have examined the Registration Statement and the Indenture, which has been incorporated by reference as an exhibit to the Registration Statement.
We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or

                                        -2-

comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

         We have assumed further that (1) the Non-Delaware Guarantors have duly authorized, executed and delivered the Indenture and the Guarantees, (2) the execution, delivery and performance by the Non-Delaware Guarantors of the
Indenture and the Guarantees do not and will not violate the laws of the
Non-Delaware Guarantors' respective states of formation or any other applicable laws (excepting the laws of the State of New York and the federal laws of the
United States) and (3) each of the Non-Delaware Guarantors is duly formed and validly existing under the laws of its respective jurisdiction of organization.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

                    1. When the Exchange Notes have been duly executed,
             authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Notes will constitute valid and legally binding obligations of the
             Company enforceable against the Company in accordance with their terms.

                    2. When (a) the Exchange Notes have been duly executed,
             authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the
             Guarantees have been duly endorsed as a notation on the Exchange
             Notes, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

         Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii)
general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware
General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions

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interpreting the foregoing), the Delaware Limited Liability Company Act and the
Delaware Revised Uniform Limited Partnership Act.

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal
Matters" in the Prospectus included in the Registration Statement.

                                           Very truly yours,

                                           /s/ Simpson Thacher & Bartlett LLP

                                           SIMPSON THACHER & BARTLETT LLP

                                   SCHEDULE I

DELAWARE GUARANTORS
-------------------

Broadcast Sports Inc., a Delaware corporation
Henschel Inc., a Delaware corporation
Hygienetics Environmental Services, Inc., a Delaware corporation
KDI Precision Products, Inc., a Delaware corporation
L-3 Communications AIS GP Corporation, a Delaware corporation
L-3 Communications Avionics Systems, Inc., a Delaware corporation
L-3 Communications Aydin Corporation, a Delaware corporation
L-3 Communications CE Holdings, Inc., a Delaware corporation
L-3 Communications Electron Technologies, Inc., a Delaware corporation
L-3 Communications ESSCO, Inc., a Delaware corporation
L-3 Communications Flight Capital LLC, a Delaware limited liability company
L-3 Communications Flight International Aviation LLC, a Delaware limited liability company
L-3 Communications ILEX Systems, Inc., a Delaware corporation
L-3 Communications Integrated Systems L.P., a Delaware limited partnership
L-3 Communications Investments Inc., a Delaware corporation
L-3 Communications Klein Associates, Inc., a Delaware corporation
L-3 Communications MAS (US) Corporation, a Delaware corporation
L-3 Communications Security and Detection Systems, Inc., a Delaware corporation
L-3 Communications Titan Corporation, a Delaware corporation
L-3 Communications Vector International Aviation LLC, a Delaware limited liability company
L-3 Communications Vertex Aerospace, LLC, a Delaware limited liability company
Lincom Wireless, Inc., a Delaware corporation
MPRI, Inc., a Delaware corporation
Pac Ord Inc., a Delaware corporation
Power Paragon, Inc., a Delaware corporation
Shellco, Inc., a Delaware corporation
SPD Electrical Systems, Inc., a Delaware corporation
SPD Switchgear Inc., a Delaware corporation
Titan Scan Technologies Corporation, a Delaware corporation
Wescam Air Ops Inc., a Delaware corporation
Wescam Air Ops LLC, a Delaware limited liability company
Wescam Holdings (US) Inc., a Delaware corporation
Wescam LLC, a Delaware limited liability company

                                   SCHEDULE II

NON-DELAWARE GUARANTORS
-----------------------
Apcom, Inc., a Maryland corporation
D.P. Associates Inc., a Virginia corporation
Electrodynamics, Inc., an Arizona corporation
Intelligence Data Systems, Inc., a Virginia corporation
International Systems, LLC, a California limited liability company
Interstate Electronics Corporation, a California corporation
L-3 Communications Advanced Laser Systems Technology, Inc., a Florida
    corporation
L-3 Communications Aeromet, Inc., an Oregon corporation
L-3 Communications Avisys Corporation, a Texas corporation
L-3 Communications Cincinnati Electronics Corporation, an Ohio corporation
L-3 Communications CSI, Inc., a California corporation
L-3 Communications EO/IR, Inc., a Florida corporation
L-3 Communications Government Services, Inc., a Virginia corporation
L-3 Communications InfraredVision Technology Corporation, a California
    corporation
L-3 Communications Mobile-Vision, Inc., a New Jersey corporation
L-3 Communications Sonoma EO, Inc., a California corporation
L-3 Communications Westwood Corporation, a Nevada corporation
MCTI Acquisition Corporation, a Maryland corporation
Microdyne Communications Technologies Incorporated, a Maryland corporation
Microdyne Corporation, a Maryland corporation
Microdyne Outsourcing Incorporated, a Maryland corporation
ProCom Services, Inc., a California corporation
SYColeman Corporation, a Florida corporation
Titan Facilities, Inc., a Virginia corporation
Troll Technology Corporation, a California corporation
Wolf Coach, Inc., a Massachusetts corporation